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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


Name                           State of Incorporation
----                           ----------------------

Mid Penn Bank                  Commonwealth of Pennsylvania

Mid Penn Investment Corp.      Delaware